UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 29)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

February 7, 1991
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Metromedia Company disclaims membership in a group although      (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              15,382,500 shares
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,382,500 shares
     WITH
                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)



14   TYPE OF REPORTING PERSON

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge -
          S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     John W. Kluge disclaims membership in a group although           (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              15,402,500.  Includes 20,000 shares owned
                              directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,402,000.  Includes 20,000 shares owned
     WITH                     directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,402,500. Include 20,000 shares owned directly and 15,382,500 beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.5%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          STUART SUBOTNICK --
          Social Security No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Stuart Subotnick disclaims membership in a group although        (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,382,500 shares owned through Metromedia
                              Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON 15,382,500 shares beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.4%

14   TYPE OF REPORTING PERSON

          IN

              AMENDMENT No. 29 TO SCHEDULE 13D


          THIS Amendment No. 29, supplements Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986; Amendment No. 2 thereto filed on November 4, 1986; Amendment No. 3 thereto filed on January 2, 1987; Amendment No. 4 thereto filed on April 7, 1987; Amendment No. 5 thereto filed on October 27, 1987; Amendment No. 6 thereto filed on October 30, 1987; Amendment No. 7 thereto filed on November 23, 1987; Amendment No. 8 thereto filed on December 15, 1987; Amendment No. 9 thereto filed on January 20, 1988; Amendment No. 10 thereto filed on January 22, 1988; Amendment No. 11 thereto filed on
February 1, 1988; Amendment No. 12 thereto filed on
February 10, 1988; Amendment No. 13 thereto filed on February 11, 1988; Amendment No. 14 thereto filed on February 12, 1988; Amendment No. 15 thereto filed on February 19, 1988; Amendment No. 16 thereto filed on
March 1, 1988; Amendment No. 17 thereto filed on April 11, 1988; Amendment No. 18 filed on April 14, 1988; Amendment No. 19 filed on April 18, 1988; Amendment No. 20 thereto filed on by 24, 1988; Amendment No. 21 thereto filed on June 6, 1988; Amendment No. 22 thereto filed on June 15, 1988; Amendment No. 23 thereto filed on July 6, 1988; Amendment No. 24 thereto filed on July 14, 1988, Amendment 25 thereto filed on August 3, 1988; Amendment No. 26 thereto filed on December 14 1988; Amendment No. 27 thereto filed on January 11, 1989 and Amendment No. 28 thereto filed on October 9, 1990, in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 4.   Purpose of Transaction.

          Item 4 is amended by adding thereto the following paragraphs:

          On February 7, 1991, the Board of Directors of
Orion Pictures Corporation, acting by unanimous written consent in an instrument dated as of February 4, 1991, increased the size of the Board to 13 members and elected five new directors to fill the vacancies created by such increase. As a result of the action taken by the Board, Metromedia Company has a majority representation on the Board. The Board's action was a result of Metromedia
Company's desire, in light of its approximately 68% beneficial ownership of Orion Pictures Corporation, to have greater representation on the Board and thereby better protect its investment.

          The new directors are:   Howard Finkelstein,
President of Metromedia Communications Corporation and also President of Metromedia HotelNet, Inc.; Michael S. Kaufman, a Managing Director of Kluge & Co., a division of Metromedia Company; Silvia K. Merkle, a Managing Director of Kluge & Co., a division of Metromedia Company; Arnold L. Wadler, Senior Vice President, Secretary and General Counsel of Metromedia Company; and Seymour H. Wigod, a Senior Vice President of Metromedia Company.

          Messrs. Kaufman and Wigod and Ms. Merkle have been elected to serve in the Class of Directors with terms expiring in 1991; Mr. Wadler has been elected to the Class of Directors with terms expiring in 1992; and Mr. Finkelstein has been elected to the Class of Directors with terms expiring in 1993.

          Since the most recent filing of Schedule 13D, Orion Pictures Corporation engaged Salomon Brothers Inc to advise and assist Orion in its review of certain financial and strategic alternatives. In connection therewith, Metromedia engaged Salomon Brothers to render advisory services in connection with the possible sale of all or a portion of Metromedia's equity interest in Orion Pictures.

          In addition, since the most recent filing of
Schedule 13D, an Agreement between Orion Pictures and a joint venture between John W. Kluge (as Trustee) and Stuart Subotnick (the "Joint Venture") was executed pursuant to which the Joint Venture was granted an interest in certain of the proceeds of "Mermaids", a feature-length motion picture, in return for an investment by the Joint Venture in the picture of approximately $23,000,000. The Agreement provides that if the Joint Venture does not recover its total investment amount plus a specified return thereon from its share of "Mermaids" proceeds, the Joint Venture may receive advances against its future interest in "Mermaids" from certain proceeds derived from the distribution of "The Silence of the Lambs", a feature-length motion picture scheduled for release in February 1991. Orion Pictures has not guaranteed any amount of gross receipts with respect to the two motion pictures, nor has it guaranteed the recovery of any amount paid by the Joint Venture or any return thereon.

                          SIGNATURE



          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:    February 7, 1991

                         METROMEDIA COMPANY



                         By:  /s/ Stuart Subotnick
                              STUART SUBOTNICK
                              General Partner



                         /s/ John W. Kluge
                         John W. KLUGE



                         /s/ Stuart Subotnick
                         STUART SUBOTNICK